Execution Version PAYOUT ANNUITIES COINSURANCE AGREEMENT by and between JACKSON NATIONAL LIFE INSURANCE COMPANY and BROOKE LIFE REINSURANCE COMPANY Effective as of December 1, 2025

TABLE OF CONTENTS Page Article I DEFINITIONS Section 1.1. Definitions ........................................................................................................... 1 Section 1.2. Interpretation ....................................................................................................... 5 Article II REINSURANCE OF REINSURED LIABILITIES Section 2.1. Plan of Reinsurance ............................................................................................. 7 Section 2.2. Follow the Fortunes ............................................................................................. 7 Section 2.3. Reinstatements ..................................................................................................... 7 Section 2.4. Parties to Coinsurance .......................................................................................... 8 Section 2.5. Changes to Reinsured Contracts ........................................................................... 8 Article III REINSURANCE PREMIUM; CEDING COMMISSION; CLOSING Section 3.1. Initial Reinsurance Premium ................................................................................ 9 Section 3.2. Initial Ceding Commission ................................................................................... 9 Section 3.3. Offset ................................................................................................................. 10 Article IV ADMINISTRATION; EXPENSE ALLOWANCE Section 4.1. Administration ................................................................................................... 10 Section 4.2. Expense Allowance ............................................................................................ 11 Section 4.3. Ultimate Authority ............................................................................................. 11 Article V ACCOUNTING, SETTLEMENT AND REPORTING Section 5.1. Ceding Company Quarterly Settlement Reports ................................................. 11 Section 5.2. Remittances ....................................................................................................... 11 Section 5.3. Additional Reporting .......................................................................................... 12 Section 5.4. Access to and Audits of Records ........................................................................ 12

2 Article VI ARBITRATION Section 6.1. Agreement to Arbitrate; Request for Arbitration ................................................. 12 Section 6.2. Selection of the Arbitration Panel ....................................................................... 13 Section 6.3. Confidentiality ................................................................................................... 13 Section 6.4. Scheduling ......................................................................................................... 13 Section 6.5. Conduct of the Arbitration and the Award .......................................................... 13 Section 6.6. Costs .................................................................................................................. 13 Article VII INSOLVENCY Section 7.1. Payment of Reinsured Contracts under an Insolvency ........................................ 13 Section 7.2. Required Notice of and Defense against Claims ................................................. 13 Section 7.3. Insolvency of Reinsurer ..................................................................................... 14 Article VIII DURATION AND TERMINATION Section 8.1. Duration ............................................................................................................. 14 Section 8.2. Termination by the Ceding Company ................................................................. 14 Section 8.3. Termination by the Reinsurer ............................................................................. 15 Section 8.4. Terminal Accounting and Settlement ................................................................. 15 Article IX REPRESENTATIONS AND WARRANTIES Section 9.1. Representations and Warranties of the Ceding Company .................................... 16 Section 9.2. Representations and Warranties of the Reinsurer ................................................ 16 Article X REINSURANCE CREDIT Section 10.1. Reinsurance Credit ............................................................................................. 17 Article XI MISCELLANEOUS Section 11.1. Entire Agreement ............................................................................................... 18 Section 11.2. Notices ............................................................................................................... 18 Section 11.3. Confidentiality ................................................................................................... 19

3 Section 11.4. Errors, Omissions, Misunderstandings and Oversights ....................................... 19 Section 11.5. Amendment; Modification and Waiver .............................................................. 19 Section 11.6. No Third Party Beneficiaries .............................................................................. 19 Section 11.7. Assignment ........................................................................................................ 19 Section 11.8. Further Assurances ............................................................................................. 19 Section 11.9. Governing Law .................................................................................................. 20 Section 11.10. Counterparts....................................................................................................... 20 Section 11.11. Severability ........................................................................................................ 20 Section 11.12. Tax Matters ........................................................................................................ 20 Section 11.13. Tax Forms .......................................................................................................... 21 Section 11.14. Survival ............................................................................................................. 21 Section 11.15. Territories .......................................................................................................... 21 Section 11.16. OFAC Exclusion ................................................................................................ 21 Schedules Schedule 5.1 Form of Quarterly Settlement Reports Schedule 8.4(a)(i) Form of Terminal Settlement Statement Schedule 8.4(a)(ii) Form of Recapture Payment Statement Exhibits Exhibit A Reinsured Contracts Exhibit B Expense Allowance

1 PAYOUT ANNUITIES COINSURANCE AGREEMENT This PAYOUT ANNUITIES COINSURANCE AGREEMENT (this “Agreement”) is entered into as of December 22, 2025, and effective as of the Effective Time (as defined below), by and between Jackson National Life Insurance Company, a Michigan domiciled stock life insurance company (the “Ceding Company”), and Brooke Life Reinsurance Company, a Michigan domiciled pure captive insurance company (the “Reinsurer”). The Ceding Company and the Reinsurer are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.” W I T N E S S E T H: WHEREAS, the Ceding Company has issued certain payout annuity contracts prior to the Effective Time; and WHEREAS, the Ceding Company and the Reinsurer wish to enter into this Agreement, pursuant to which the Ceding Company shall cede to the Reinsurer, and the Reinsurer shall reinsure, on a one hundred percent (100%) indemnity coinsurance basis, the Reinsured Liabilities (as defined below), subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1. Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement: “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the Preamble. “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Lansing, Michigan are authorized or required by applicable Law to be closed for business. “Ceding Company” has the meaning set forth in the Preamble.

2 “Ceding Commission Reconciliation Amount” has the meaning set forth in Section 3.2(c). “Ceding Company Termination Event” means (i) any failure by the Reinsurer (or any successor by operation of law of the Reinsurer, including any receiver, liquidator, rehabilitator, conservator or similar Person of the Reinsurer) to perform or observe any of the material terms or conditions under this Agreement if such failure has not been cured within sixty (60) calendar days after the Reinsurer’s receipt of written notice thereof from the Ceding Company; (ii) the placement of the Reinsurer into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or the institution of proceedings against the Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations; or (iii) the occurrence of a Reinsurance Credit Event, if not cured as set forth in Section 10.1(a). “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto. “Contract Owner” means any Person who or that is the owner of a Reinsured Contract or has the right to surrender or direct any other changes with respect to a Reinsured Contract. “Effective Date” means December 1, 2025. “Effective Time” means 12:00:01 a.m. (eastern time) on the Effective Date. “Election” has the meaning set forth in Section 11.12(a). “Estimated Initial Ceding Commission” has the meaning set forth in Section 3.2(a). “Expense Allowance” has the meaning set forth in Section 4.2. “Extra Contractual Obligations” means all liabilities, obligations and other losses (including lost profits) incurred or arising at any time under or relating to any Reinsured Contracts that are not covered by, or that are in excess of, the contractual benefits arising under the express terms and conditions of such Reinsured Contracts, including without limitation, any liability for fines, penalties, forfeitures, fees, excess or penalty interest, compensatory damages, punitive, exemplary, special, incidental, treble, bad faith, tort or any other form of extra contractual damages relating to the Reinsured Contracts and reasonable attorneys’ fees and expenses awarded, which arise from any act, error or omission of a Party or its designees, whether or not intentional, fraudulent, negligent, in bad faith, resulting from willful misconduct or a misrepresentation or other misconduct, including any act, error or omission of a Party, any of its Affiliates or its designees relating to (i) the marketing, underwriting, sales, production, issuance, delivery, cancellation or administration of the Reinsured Contracts, (ii) the investigation, defense, trial, settlement or handling of claims, benefits or payments arising out of or relating to the Reinsured Contracts or (iii) the failure to pay or the delay in payment, or errors in calculating or administering the payment, of benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Contracts.

3 “Fair Market Value” means, as of any date of determination, (i) as to cash, the amount of it and (ii) as to an asset other than cash, the fair value thereof calculated in accordance with GAAP plus accrued interest thereon. “Final Initial Ceding Commission” has the meaning set forth in Section 3.2(b). “Final Reinsurance Premium Amount” has the meaning set forth in Section 3.1(b). “GAAP” means generally accepted accounting principles and practices in the United States, consistently applied, as in effect from time to time. “Governmental Authority” means any government, legislature, political subdivision, court, regulatory body or administrative agency or other instrumentality thereof, whether federal, state, local or foreign and including any regulatory authority which may be partly or wholly autonomous. “Historical IMR” means the interest maintenance reserves, positive or negative, in respect of the business ceded under this Agreement that is in force as of immediately prior to the date hereof, calculated in accordance with the Ceding Company’s application of Michigan SAP. “Initial Reinsurance Premium Amount” has the meaning set forth in Section 3.1(a). “Interest Maintenance Reserve” or “IMR” means, as of any date of determination, (a) Historical IMR, (b) the interest maintenance reserves, positive or negative, in respect of the business ceded under this Agreement that is created on the date hereof as a direct result of the transfer of investment assets as contemplated by Section 3.1 and (c) the interest maintenance reserves, positive or negative, in respect of the business ceded under this Agreement that is created thereafter in respect thereof, in each case, calculated and amortized in accordance with the Ceding Company’s application of Michigan SAP, as of such date of determination. “Interest Rate” means the annual yield rate, on the date to which the 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three (3) months, as such rate is published under “Treasury Constant Maturities” in Federal Reserve Statistical Release H.15(519). “Law” means domestic or foreign federal, state or local statute, law, ordinance, code or common law or any rules, regulations, administrative interpretations or orders issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, administrative interpretation, judgment or decree applicable to a Person or such Person’s business, properties, assets, officers, directors, employees or agents. “OFAC Laws” means the sanctions Laws administered by the U.S. Treasury Department’s Office of Foreign Assets. “Other Reinsurance” means reinsurance ceded by the Ceding Company from time to time to any reinsurer other than the Reinsurer with respect to liabilities of the Ceding Company related to the Reinsured Contracts.

4 “Party” and “Parties” have the meaning set forth in the Preamble. “Person” means any natural person, corporation, company, partnership, association, limited liability company, limited partnership, limited liability partnership, trust or other legal entity or organization, including a Governmental Authority. “Policies” means all policies, contracts, binders, slips or other agreements of insurance. “Premium Reconciliation Amount” has the meaning set forth in Section 3.1(c). “Quarterly Settlement Amount” has the meaning set forth in Section 5.2(a). “Quarterly Settlement Date” has the meaning set forth in Section 5.2(a)(ii). “Quarterly Settlement Period” means each calendar quarter during the term of this Agreement or any fraction thereof beginning on the Effective Date or ending on the Termination Date. The first Quarterly Settlement Period shall commence on the Effective Date and end on the last day of the calendar quarter in which the Effective Date falls, and the last Quarterly Settlement Period shall commence on the first day of the calendar quarter in which the Termination Date falls and end on the Termination Date. “Quarterly Settlement Report” has the meaning set forth in Section 5.1. “Recapture Payment Amount” has the meaning set forth in Section 8.4(a). “Recapture Payment Statement” has the meaning set forth in Section 8.4(a). “Reinsurance Credit Event” has the meaning set forth in Section 10.1(a). “Reinsured Contracts” means the Policies written or issued by the Ceding Company prior to the Effective Date that are (a) classified by the Ceding Company as payout annuities and (b) set forth on the seriatim listing attached hereto as Exhibit A (or discovered by the Ceding Company or the Reinsurer as being of the type of Policy intended to be set forth on Exhibit A and mutually agreed by the Parties to be included as a Reinsured Contract). “Reinsured Liabilities” means (a) all claims, obligations, indemnities, losses or liabilities arising under, in connection with, or with respect to, the Reinsured Contracts (other than, in all cases, Extra Contractual Obligations) and payable on or after the Effective Time and (b) Reinsurer Extra Contractual Obligations, in each case of the foregoing clauses (a) and (b), net of amounts actually due (and to the extent actually collected) in respect of Other Reinsurance. Notwithstanding the foregoing, “Reinsured Liabilities” shall not include any liability or assessment (as such liability or assessment shall be covered by the Expense Allowance) in connection with the participation by the Ceding Company, whether involuntary or voluntary, in any guaranty fund, assigned risk plan, insolvency fund or other residual market mechanism of any kind established or governed by any state or jurisdiction of the Ceding Company’s domicile or any other state or jurisdiction on account of the Reinsured Contracts. “Reinsurer” has the meaning set forth in the Preamble.

5 “Reinsurer Extra Contractual Obligations” means any Extra Contractual Obligations for which the Reinsurer directed or consented to the action or omission that led to the incurrence of such Extra Contractual Obligations. “Reinsurer Termination Event” means any failure by the Ceding Company (or any successor by operation of law of the Ceding Company, including any receiver, liquidator, rehabilitator, conservator or similar Person of the Ceding Company) to pay any amount due hereunder if such failure has not been cured within sixty (60) calendar days after the Ceding Company’s receipt of written notice thereof from the Reinsurer. “SAP” means the statutory accounting practices and procedures required or permitted by the insurance regulatory authority of the State of Michigan, consistently applied, as in effect from time to time, including any permitted practice for the benefit of the Ceding Company. “Statutory Reserve Amount” means, as of any date of determination, the difference between (a) the aggregate statutory reserve amount without giving effect to this Agreement and (b) the aggregate statutory reserve amount with giving effect to this Agreement, in each case, that the Ceding Company is required to hold for purposes of its statutory financial statements as of such date, calculated in accordance with Michigan SAP as in effect at such date of determination. “Tax” means any and all federal, state, foreign or local income, gross receipts, premium, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, goods and services, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, fee, duty, levy, custom, tariff, impost, assessment or charge of the same or of a similar nature to any of the foregoing, including any interest, penalty or addition thereto. “Terminal Settlement Amount” has the meaning set forth in Section 8.4(a). “Terminal Settlement Period” means the final Quarterly Settlement Period hereunder. “Terminal Settlement Statement” has the meaning set forth in Section 8.4(a). “Termination Date” has the meaning set forth in Section 8.1. “Umpire” has the meaning set forth in Section 6.2. Section 1.2. Interpretation. (a) As used in this Agreement, references to the following terms have the meanings indicated: (i) to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;

6 (ii) to any contract (including this Agreement) or “organizational document” are to the contract or organizational document as amended, modified, supplemented or replaced from time to time; (iii) to any Law are to such Law as amended, modified, supplemented or replaced from time to time and all rules and regulations promulgated thereunder, and to any section of any Law include any successor to such section; (iv) to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate; (v) to any “copy” of any contract or other document or instrument are to a true and complete copy thereof; (vi) to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary; (vii) to the “date of this Agreement,” “the date hereof” and words of similar import refer to December 22, 2025; and (viii) to “this Agreement” include the Exhibits and Schedules to this Agreement. (b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” need not be exclusive. Any singular term in this Agreement (including any pronoun) will be deemed to include the plural, and any plural term (including any pronoun) the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. (c) Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the Party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day occurring in the eastern time zone. With respect to any determination of any period of time, unless otherwise set forth herein, the word “from” means “from and including” and the word “to” means “to but excluding.” (d) The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. (e) References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary. Whenever any cash amount is payable hereunder,

7 such amount shall be paid to the Person entitled to receive such payment by wire transfer of immediately available funds to one or more accounts specified in writing by the recipient. (f) The Parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. (g) No summary of this Agreement prepared by or on behalf of any Party shall affect the meaning or interpretation of this Agreement. (h) All capitalized terms used without definition in the Exhibits and Schedules to this Agreement shall have the meanings ascribed to such terms in this Agreement. ARTICLE II REINSURANCE OF REINSURED LIABILITIES Section 2.1. Plan of Reinsurance. Subject to the terms and conditions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby accepts and reinsures, on an indemnity coinsurance basis, one hundred percent (100%) of the Reinsured Liabilities. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated as provided herein. The Ceding Company and the Reinsurer acknowledge and agree that the IMR shall be ceded to the Reinsurer. Section 2.2. Follow the Fortunes. The Reinsurer’s liability under this Agreement shall attach simultaneously with that of the Ceding Company under the Reinsured Contracts and the Reinsured Liabilities, and the Reinsurer’s liability under this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, waivers, proportion of premiums paid to the Ceding Company without any deductions for brokerage, and to the same modifications, alterations and terminations, as the respective Reinsured Contracts and Reinsured Liabilities to which liability under this Agreement attaches, the true intent of this Agreement being that the Reinsurer shall follow the fortunes of the Ceding Company with respect to the Reinsured Contracts and the Reinsured Liabilities, and the Reinsurer shall be bound, without limitation, by all payments and settlements with respect to the Reinsured Contracts and the Reinsured Liabilities entered into by or on behalf of the Ceding Company. Section 2.3. Reinstatements. If Reinsured Contracts that were reduced, terminated or lapsed are reinstated in accordance with the terms of the Reinsured Contracts and applicable Law, the reinsurance for such Reinsured Contracts under this Agreement will be reinstated automatically to the amount that would have been in force if the Reinsured Contracts had not been reduced, terminated or lapsed; provided that each of the following conditions are met: (a) To the extent that the reinstatement of such Reinsured Contracts requires payment by the applicable Contract Owner of fees, contract charges or premiums, the Ceding

8 Company shall owe to the Reinsurer an amount determined by applying the terms of this Agreement to the amount received from such Contract Owner; and (b) To the extent that the reinstatement of such Reinsured Contracts requires reimbursement by the Contract Owner of amounts paid to such Contract Owner, the Ceding Company shall owe to the Reinsurer the portion of the amount received from such Contract Owner that was paid by the Reinsurer under the terms of this Agreement. Section 2.4. Parties to Coinsurance. Article II of this Agreement provides for indemnity reinsurance on a coinsurance basis solely between the Ceding Company and the Reinsurer. The acceptance of reinsurance under this Article II shall not create any right or legal relation between the Reinsurer and any Contract Owner, annuitant, claimant or beneficiary of Reinsured Contracts, and the Ceding Company shall be and remain solely liable to such Contract Owner, annuitant, claimant or beneficiary with respect to the Reinsured Contracts. Section 2.5. Changes to Reinsured Contracts. (a) From and after the Effective Time, the Ceding Company shall have the right to make changes, amendments or modifications in, or provide any waivers with respect to, the terms and conditions of any of the Reinsured Contracts to the extent required in accordance with the terms of the Reinsured Contracts or as required by any Governmental Authority or applicable Law. To the extent that, after the Effective Time, (i) the Ceding Company makes any changes, amendments or modifications in, or provides any waivers with respect to, the terms and conditions of any of the Reinsured Contracts to the extent required in accordance with the terms of the Reinsured Contracts or as required by any Governmental Authority or applicable Law and (ii) the Ceding Company’s liability in respect of any of the Reinsured Contracts is changed because of such changes, amendments, modifications or waivers, the Reinsurer will reinsure such liability (which shall constitute Reinsured Liabilities) on the reinsurance basis set forth in Section 2.1 and the Ceding Company and the Reinsurer will make in good faith all appropriate adjustments to amounts due to each other under this Agreement. The Ceding Company shall provide written notification to the Reinsurer of any of such changes contemplated under this Section 2.5(a); provided, however, that the failure of the Ceding Company to provide such notice shall not relieve the Reinsurer of its obligations in respect of any Reinsured Liabilities hereunder. (b) To the extent that, after the Effective Time, the Ceding Company makes any changes, amendments, modifications or waivers with respect to the terms and conditions of any of the Reinsured Contracts other than pursuant to Section 2.5(a), the Ceding Company shall notify the Reinsurer in writing prior to making any such changes, amendments, modifications or waivers. Except as expressly contemplated by Section 2.5(a), any changes, amendments, modifications or waivers with respect to any of the Reinsured Contracts shall not be reinsured hereunder unless made by the Ceding Company with the written approval of the Reinsurer. In the event that any such changes, amendments, modifications or waivers are made to any of the Reinsured Contracts by the Ceding Company without the written approval of the Reinsurer, this Agreement will cover Reinsured Liabilities as if the non-approved changes, amendments, modifications or waivers had not been made to the applicable Reinsured Contracts.

9 ARTICLE III REINSURANCE PREMIUM; CEDING COMMISSION; CLOSING Section 3.1. Initial Reinsurance Premium. (a) In consideration for the Reinsurer to enter into this Agreement, on the date hereof, the Ceding Company shall pay to the Reinsurer cash or investment assets with a Fair Market Value as of the Effective Time equal to an estimate of the Statutory Reserve Amount plus IMR, in each case, as of the Effective Time (such amount, the “Initial Reinsurance Premium Amount”). (b) Pursuant to Section 3.1(c), the Parties agree to make adjustments to the Initial Reinsurance Premium Amount after the date hereof, as necessary to reflect the actual Statutory Reserve Amount as of the Effective Time, as determined after the date hereof (such adjusted amount, the “Final Reinsurance Premium Amount”). (c) The Final Reinsurance Premium Amount will be calculated by the Ceding Company and reported by the Ceding Company to the Reinsurer prior to the sixtieth (60th) calendar day following the date hereof, and if such difference between the Final Reinsurance Premium Amount and the Initial Reinsurance Premium Amount (such difference, the “Premium Reconciliation Amount”) is: (i) a positive number, then the Ceding Company shall pay to the Reinsurer an amount of cash in immediately available funds, or investment assets with a Fair Market Value, equal to the Premium Reconciliation Amount; or (ii) a negative number, then the Reinsurer shall pay to the Ceding Company an amount of cash in immediately available funds, or investment assets with a Fair Market Value, equal to the absolute value of the Premium Reconciliation Amount. Notwithstanding the foregoing, if the Premium Reconciliation Amount is determined following the first Quarterly Settlement Amount pursuant to Section 5.2, the calculation of the Premium Reconciliation Amount shall give effect to any such Quarterly Settlement Amount so as to avoid duplication of the adjustment to the Initial Reinsurance Premium Amount. The determination of the Final Reinsurance Premium Amount pursuant to this Section 3.1 shall be determined on a consistent basis with the determination of the Final Initial Ceding Commission pursuant to Section 3.2. Section 3.2. Initial Ceding Commission. (a) In consideration of the reinsurance ceded by the Ceding Company to the Reinsurer hereunder, on the date hereof, the Ceding Company shall pay the Reinsurer an estimated initial ceding commission in cash or investment assets with a Fair Market Value in the amount of one hundred seven thousand five hundred sixty six one hundred eighty eight dollars ($107,566,188 ) on a pre-tax basis (the “Estimated Initial Ceding Commission”).

10 (b) Pursuant to Section 3.2(c), the Parties agree to make adjustments to the Estimated Initial Ceding Commission after the date hereof, as necessary to reflect the actual initial ceding commission, as determined after the date hereof (such adjusted amount, the “Final Initial Ceding Commission”). (c) The Final Initial Ceding Commission will be calculated by the Reinsurer and reported by the Reinsurer to the Ceding Company prior to the sixtieth (60th) calendar day following the date hereof, and if such difference between the Final Initial Ceding Commission and the Estimated Initial Ceding Commission (such difference, the “Ceding Commission Reconciliation Amount”) is: (i) a positive number, then the Reinsurer shall pay the Ceding Company an amount of cash in immediately available funds equal to the Ceding Commission Reconciliation Amount; or (ii) a negative number, then the Ceding Company shall pay the Reinsurer an amount of cash in immediately available funds equal to the absolute value of the Ceding Commission Reconciliation Amount. Notwithstanding the foregoing, if the Ceding Commission Reconciliation Amount is determined following the first Quarterly Settlement Amount pursuant to Section 5.2, the calculation of the Ceding Commission Reconciliation Amount shall give effect to any such Quarterly Settlement Amount so as to avoid duplication of the adjustment to the Estimated Initial Ceding Commission. The determination of the Final Initial Ceding Commission pursuant to this Section 3.2 shall be determined on a consistent basis with the determination of the Final Reinsurance Premium Amount pursuant to Section 3.1. Section 3.3. Offset. Payment of the Premium Reconciliation Amount and the Ceding Commission Reconciliation Amount shall be set off and only the net amount paid in accordance with this Article III. ARTICLE IV ADMINISTRATION; EXPENSE ALLOWANCE Section 4.1. Administration. (a) The Ceding Company agrees to perform or cause to be performed under its direction all administrative services with respect to the Reinsured Contracts: (i) at its own expense (except for amounts due as Expense Allowances and other fees and expenses as set forth on the Quarterly Settlement Report); (ii) in good faith and with the skill, diligence and expertise that experienced and qualified personnel performing such duties would employ in like circumstances; (iii) in the manner of a prudent insurer; and (iv) in conformity in all material respects with all applicable Laws, regulations, rules and orders and the requirements of the Reinsured Contracts and this Agreement. For purposes of this Section 4.1(a), “prudent insurer” means an insurer who complies with all its duties and responsibilities under applicable Laws and takes into account reputational and other issues in respect of itself and its Affiliates.

11 (b) The Reinsurer shall pay Expense Allowances to the Ceding Company. Settlement of Expense Allowances shall be effected in accordance with Section 5.1 and Section 5.2. Section 4.2. Expense Allowance. The Reinsurer shall owe to the Ceding Company with respect to each Quarterly Settlement Period occurring hereunder an expense allowance (each, an “Expense Allowance”) related to the administration of the Reinsured Contracts as set forth on Exhibit B (as such amounts or components thereof may be adjusted as mutually agreed by the Parties from time to time). The Expense Allowance shall begin to accrue on the Effective Date and shall be assessed and paid on a quarterly basis as part of each Quarterly Settlement Amount referenced in Section 5.2. Notwithstanding the foregoing, prior to the commencement of each calendar year during the term of this Agreement, the Ceding Company and the Reinsurer shall review, discuss and agree any proposed adjustments to the Expense Allowance. Any such adjustments mutually agreed to by the Parties shall become effective as of the commencement of the next calendar year, subject to compliance with applicable Law. Section 4.3. Ultimate Authority. Notwithstanding any other provision of this Agreement, the Ceding Company shall retain the ultimate authority to make all final decisions with respect to the administration of the Reinsured Contracts. ARTICLE V ACCOUNTING, SETTLEMENT AND REPORTING Section 5.1. Ceding Company Quarterly Settlement Reports. Within thirty (30) calendar days following the end of each Quarterly Settlement Period, the Ceding Company shall deliver to the Reinsurer a quarterly coinsurance settlement report in the form of Schedule 5.1, including the Expense Allowance as calculated in accordance with Section 4.2 (the “Quarterly Settlement Report”), in each case as of the end of the last day of such Quarterly Settlement Period. Section 5.2. Remittances. (a) All amounts due to be paid to the Ceding Company or the Reinsurer under this Section 5.2 shall be determined on a net basis. Each net amount due to the Ceding Company or the Reinsurer with respect to each Quarterly Settlement Period as reflected on a Quarterly Settlement Report (the “Quarterly Settlement Amount”) shall be paid as follows: (i) if the Quarterly Settlement Amount indicated in the Quarterly Settlement Report is positive, then the Ceding Company shall pay to the Reinsurer an amount in cash or investment assets equal to the Fair Market Value of such Quarterly Settlement Amount within fifteen (15) Business Days following the date of delivery of such Quarterly Settlement Report to the Reinsurer; or (ii) if the Quarterly Settlement Amount indicated in the Quarterly Settlement Report is negative, then the Reinsurer shall pay to the Ceding Company an amount in cash or investment assets equal to the Fair Market Value of the absolute value of such Quarterly Settlement Amount within fifteen (15) Business Days following the

12 date of delivery of such Quarterly Settlement Report to the Reinsurer (the date of such payment under subclauses (i) or (ii), the “Quarterly Settlement Date”). (b) Payments in respect of the Quarterly Settlement Amounts contemplated hereunder shall be due on the dates specified in this Article V, irrespective of the pendency of any dispute. Any delinquent amounts payable under this Section 5.2 shall accrue interest from the date such payment was originally due until the date such payment is made, such interest to accrue at the Interest Rate. (c) Except as otherwise set forth herein, any amount due under this Agreement shall be settled by (i) wire transfer of immediately available funds to the account or accounts specified in writing by the receiving party prior to the Quarterly Settlement Date or (ii) the transfer of mutually agreeable investment assets to the account or accounts specified in writing by the receiving party prior to the Quarterly Settlement Date. Section 5.3. Additional Reporting. Each Party shall provide the other Party with such data and other reporting regarding the performance of such Party under this Agreement as may be reasonably requested by the other Party, including data required to comply with any applicable regulatory requirements. Section 5.4. Access to and Audits of Records. Either Party and its employees and authorized representatives may audit, examine and copy (at the Party’s own expense), during regular business hours any and all books, records, statements, correspondence, reports and other documents that relate to the Reinsured Contracts or this Agreement (except as to contents that are covered by the attorney-client or attorney work product privilege), upon giving at least fifteen (15) Business Days’ prior notice to the other Party; provided that the Reinsurer shall not exercise such right more than once per calendar year unless the Ceding Company is in material default of its obligations pursuant to this Agreement; provided, further, that the Ceding Company shall bear the expense of (a) one such audit per calendar year by Reinsurer and (b) all such audits conducted by the Reinsurer while the Ceding Company is in material default of its obligations pursuant to this Agreement. The other Party shall (i) provide a reasonable work space for such audit, examination or copying, (ii) cooperate fully and faithfully, and (iii) disclose the existence of and produce any and all materials reasonably requested to be produced (except materials that are covered by the attorney-client or attorney work product privilege). ARTICLE VI ARBITRATION Section 6.1. Agreement to Arbitrate; Request for Arbitration. As a condition precedent to any right of action arising hereunder, any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, as well as the formation and/or validity thereof, whether arising before or after termination of this Agreement, shall be referred to and resolved by a panel of three arbitrators. Either Party may request arbitration in writing, such request to be using the notice provisions set forth in Section 11.2.

13 Section 6.2. Selection of the Arbitration Panel. One arbitrator shall be chosen by each Party, and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the “Umpire”) who shall preside at the hearing. All arbitrators shall be disinterested active or former officers of life insurance or life reinsurance companies. If either Party fails to appoint its arbitrator within thirty (30) days after the arbitration request is made, the other Party may appoint the second arbitrator. If the two (2) arbitrators are unable to agree upon the appointment of the Umpire within fifteen (15) days of the appointment of the second arbitrator, each appointed arbitrator shall nominate three (3) Umpire candidates. The other appointed arbitrator shall strike two (2) candidates, and the decision between the two (2) remaining candidates shall be determined by a random selection methodology agreed between the two (2) appointed arbitrators. Section 6.3. Confidentiality. All arbitration proceedings initiated hereunder shall be confidential as against third parties. In any court proceedings initiated pursuant or ancillary to such arbitration, the Parties shall attempt to file arbitration papers “under seal” or under a similar designation to preserve and ensure the confidential nature of the proceeding. Section 6.4. Scheduling. Within thirty (30) days after notice of appointment of all arbitrators, the Parties hereto shall use reasonable best efforts to cause the panel to meet and determine timely periods for briefs, discovery procedures and schedules for a hearing. Section 6.5. Conduct of the Arbitration and the Award. The panel shall be relieved of all judicial formality and shall not be bound by rules of procedure and evidence. The arbitration shall take place in Lansing, Michigan unless otherwise agreed between the Parties. The decision of any two (2) arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate. Judgment upon the award may be entered in any court having jurisdiction thereof. Section 6.6. Costs. Each Party shall bear the costs of the arbitrator it selected and will bear, jointly and equally with the other Party, the costs of the Umpire. The panel will allocate the remaining costs of the arbitration. The panel may, at its discretion, award such further costs, interest and expenses as it considers appropriate, including without limitation, legal fees, provided, however, that the panel shall not award punitive, exemplary or consequential damages. ARTICLE VII INSOLVENCY Section 7.1. Payment of Reinsured Contracts under an Insolvency. In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Ceding Company or to its statutory liquidator or statutory successor on the basis of the liability of the Ceding Company under the Reinsured Contracts without diminution because of the insolvency of the Ceding Company. Section 7.2. Required Notice of and Defense against Claims. In the event of the insolvency of the Ceding Company while reinsurance as to any Reinsured Contracts is in effect

14 under this Agreement, the conservator, liquidator, receiver or statutory successor of the Ceding Company shall give the Reinsurer written notice of the pendency of a claim against the Ceding Company with respect to Reinsured Contracts within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may, at its own expense, investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. Section 7.3. Insolvency of Reinsurer. In the event of the insolvency of the Reinsurer, all amounts due but not paid to the Reinsurer by the Ceding Company on such date under this Agreement, regardless of the date on which they became due, and all amounts which become due to the Reinsurer by the Ceding Company after that date under this Agreement may be retained by the Ceding Company and set off against the amounts due by Reinsurer under this Agreement, whether they were due before the insolvency or became due after. The balance only, if any, shall be payable by the Ceding Company to the Reinsurer at the expiry of all liability under this Agreement. ARTICLE VIII DURATION AND TERMINATION Section 8.1. Duration. This Agreement shall commence at the Effective Time and continue in force until the termination date (the “Termination Date”), which shall occur at such time as (a) the Ceding Company’s liability with respect to all Reinsured Contracts is terminated, (b) this Agreement is terminated by the mutual written consent of the Reinsurer and the Ceding Company or (c) the date on which this Agreement is terminated in accordance with Section 8.2 or Section 8.3, in each case, subject to the settlement of all amounts due to the Ceding Company under this Agreement with respect to such termination. In the event the Reinsurer’s liability shall have terminated pursuant to clause (a) of the preceding sentence due to the termination of the Ceding Company’s liability under the last Reinsured Contract, then the date on which such liability terminates shall be the “Termination Date” and there shall be a terminal accounting as provided in Section 8.4. Section 8.2. Termination by the Ceding Company. Upon the occurrence of a Ceding Company Termination Event, the Ceding Company shall have the right (but not the obligation) to terminate this Agreement and recapture all (but not less than all) of the Reinsured Liabilities by providing written notice of its intent to terminate to the Reinsurer. Termination of this Agreement shall be effective on the date specified in such notice, subject to any further requirements of Michigan Law. Upon termination of this Agreement pursuant to this Section 8.2, the Ceding Company shall be deemed to have recaptured and reassumed all Reinsured Liabilities (excluding clause (b) (Reinsurer Extra-Contractual Obligations) of the definition thereof, which, in all cases, shall remain with the Reinsurer and for which the Reinsurer shall indemnify and hold the Ceding Company harmless therefor, to the extent not taken into account in the determination of the Recapture Payment Amount), and there shall be a terminal accounting as provided in Section 8.4.

15 Section 8.3. Termination by the Reinsurer. Upon the occurrence of a Reinsurer Termination Event, the Reinsurer shall have the right (but not the obligation) to terminate this Agreement by providing written notice of its intent to terminate to the Ceding Company. Termination of this Agreement shall be effective on the date specified in such notice, subject to any further requirements of Michigan Law; provided that such date shall not be prior to the date on which the Reinsurer Termination Event occurred. Upon termination of this Agreement pursuant to this Section 8.3, the Ceding Company shall be deemed to have recaptured and reassumed all Reinsured Liabilities (excluding clause (b) (Reinsurer Extra-Contractual Obligations) of the definition thereof, which, in all cases, shall remain with the Reinsurer and for which the Reinsurer shall indemnify and hold the Ceding Company harmless therefor, to the extent not taken into account in the determination of the Recapture Payment Amount), and there shall be a terminal accounting as provided in Section 8.4. Section 8.4. Terminal Accounting and Settlement. (a) In connection with the termination of this Agreement, the Ceding Company shall prepare and deliver to the Reinsurer a settlement statement within forty-five (45) calendar days of the Termination Date setting forth, as applicable, (i) the terminal settlement amount for the Terminal Settlement Period, as calculated in accordance with Schedule 8.4(a)(i) (such amount, the “Terminal Settlement Amount” and such statement, the “Terminal Settlement Statement”), and (ii) the recapture payment amount, as calculated in accordance with Schedule 8.4(a)(ii) (such amount, the “Recapture Payment Amount” and such statement, the “Recapture Payment Statement”). (b) All payments pursuant to the Terminal Settlement Statement and the Recapture Payment Statement shall be made within thirty (30) Business Days of the Reinsurer’s receipt of the Terminal Settlement Statement and Recapture Payment Statement. (c) In the event that, subsequent to the Termination Date, an adjustment to the Terminal Settlement Amount or the Recapture Payment Amount is necessary, a supplemental Terminal Settlement Amount or Recapture Payment Amount, as applicable, will be calculated by the Ceding Company and a report shall be delivered by the Ceding Company to the Reinsurer. Any amount owed to either Party by reason of such supplemental Terminal Settlement Amount or Recapture Payment Amount, as applicable, shall be paid within ten (10) Business Days of the Reinsurer’s receipt of such supplemental report. (d) The payment of the Terminal Settlement Amount and Recapture Payment Amount or supplemental Terminal Settlement Amount and Recapture Payment Amount, if any, upon a termination shall constitute a complete and final release of each Party in respect of any and all known and unknown present and future obligations or liability of any nature to the other Party under this Agreement.

16 ARTICLE IX REPRESENTATIONS AND WARRANTIES Section 9.1. Representations and Warranties of the Ceding Company. The Ceding Company represents and warrants to the Reinsurer (which has relied upon these representations in entering into this Agreement) that as of the date hereof: (a) Organization. The Ceding Company is a corporation duly organized and validly existing under the Laws of the State of Michigan and it has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. (b) Authorization. This Agreement has been duly authorized, executed and delivered by the Ceding Company and, assuming the due authorization, execution and delivery of this Agreement by the Reinsurer, constitutes a legal, valid and binding obligation of the Ceding Company, enforceable against the Ceding Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors’ or insurance company creditors’ rights generally. (c) No Conflict or Violation. The execution and delivery of this Agreement does not, and the performance by the Ceding Company of its obligations hereunder will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the articles or certificate of incorporation and bylaws or comparable organizational documents of the Ceding Company, (ii) any contract, permit, order, judgment or decree to which the Ceding Company is a party, (iii) any order of any Governmental Authority or (iv) any applicable Law. (d) No Reinsurance Intermediaries. The Ceding Company has not engaged any reinsurance broker or other intermediary to perform any services in connection with this Agreement, and no reinsurance broker or other intermediary is entitled to any commission or other compensation in connection with the transactions contemplated by this Agreement. Section 9.2. Representations and Warranties of the Reinsurer. The Reinsurer represents and warrants to the Ceding Company (which has relied upon these representations in entering into this Agreement) that as of the date hereof: (a) Organization. The Reinsurer is a company duly incorporated, organized and validly existing under the Laws of the State of Michigan and it has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. (b) Authority to Reinsure. The Reinsurer is a pure captive insurance company duly licensed or accredited to conduct the business of reinsurance of the Reinsured Contracts under the Laws of the State of Michigan. (c) Authorization. This Agreement has been duly authorized, executed and delivered by the Reinsurer and, assuming the due authorization, execution and delivery of this Agreement by the Ceding Company constitutes a legal, valid and binding obligation of the Reinsurer, is enforceable against the Reinsurer in accordance with its terms, subject to the effect

17 of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws relating to or affecting creditors’ or insurance company creditors’ rights generally. (d) No Conflict or Violation. The execution and delivery of this Agreement does not, and the performance by the Reinsurer of its obligations hereunder will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the bylaws or any comparable organizational documents of the Reinsurer, (ii) any contract, permit, order, judgment or decree to which the Reinsurer is a party, (iii) any order of any Governmental Authority or (iv) any applicable Law. (e) No Reinsurance Intermediaries. The Reinsurer has not engaged any reinsurance broker or other intermediary to perform any services in connection with this Agreement and no reinsurance broker or other intermediary is entitled to any commission or other compensation in connection with the transactions contemplated by this Agreement. ARTICLE X REINSURANCE CREDIT Section 10.1. Reinsurance Credit. (a) The Parties intend that the Ceding Company be able to obtain full statutory financial statement credit for the reinsurance provided by this Agreement to the extent available to the Ceding Company in all applicable jurisdictions throughout the entire term of this Agreement. Upon the occurrence of any event that, if continuing as of the end of any financial statement period, would be reasonably likely to result in the Ceding Company being unable to take full statutory financial statement credit for the reinsurance provided by this Agreement in all such jurisdictions for any reason (a “Reinsurance Credit Event”), the Reinsurer shall, as soon as practical, enter into a statutory trust agreement, deliver letters of credit or provide any other form of security acceptable to the applicable Governmental Authorities of all jurisdictions to which the Ceding Company is subject, or take any other action, the effect of which would enable the Ceding Company to receive full statutory reserve credit for reinsurance ceded to the Reinsurer under this Agreement. (b) It is understood and agreed that any term or condition required by applicable Law to be included in this Agreement for the Ceding Company to receive full statutory financial statement credit for the reinsurance provided by this Agreement shall be deemed to be incorporated in this Agreement by reference. Furthermore, the Reinsurer and the Ceding Company agree to act in good faith to amend this Agreement and other documents and enter into new agreements to the extent required under applicable Law in order to provide the Ceding Company with such full statutory financial statement credit.

18 ARTICLE XI MISCELLANEOUS Section 11.1. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all prior negotiations, discussions, writings, agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof and thereof. Section 11.2. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand, (b) when sent by email or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Party pursuant to this provision): If to the Ceding Company, to: Jackson National Life Insurance Company 1 Corporate Way Lansing, Michigan 48951 Attention: Chief Actuary Email: lin.sun@jackson.com with copies (which shall not constitute notice to the Ceding Company for the purposes of this Section 11.2) to: Jackson National Life Insurance Company 1 Corporate Way Lansing, Michigan 48951 Attention: General Counsel Email: scott.golde@jackson.com Attention: Corporate Legal Email: mb_corporatelegal@jackson.com If to the Reinsurer, to: Brooke Life Reinsurance Company 1 Corporate Way Lansing, Michigan 48951 Attention: Chief Financial Officer Email: don.cummings@jackson.com

19 with a copy (which shall not constitute notice to the Reinsurer for the purposes of this Section 11.2) to: Brooke Life Reinsurance Company 1 Corporate Way Lansing, Michigan 48951 Attention: Corporate Legal Email: mb_corporatelegal@jackson.com Section 11.3. Confidentiality. Each of the Parties shall maintain the confidentiality of all information related to this Agreement, the Reinsured Liabilities and the Reinsured Contracts. Section 11.4. Errors, Omissions, Misunderstandings and Oversights. If any failure to pay amounts due or to perform any other act required of either Party under this Agreement is shown to be unintentional and caused by misunderstanding, oversight or clerical error, the Parties will promptly adjust the situation to what it would have been had the mistake, misunderstanding or oversight not occurred. If it is not possible to restore each Party to the situation that would have been absent such mistake, misunderstanding or oversight, the Parties will endeavor in good faith to resolve the situation in a manner that is fair and reasonable and most closely approximates the intent of this Agreement. Section 11.5. Amendment; Modification and Waiver. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial waiver preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Section 11.6. No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Section 11.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under it may be directly or indirectly assigned, delegated, sublicensed or transferred by either Party, in whole or in part, to any other Person (including any bankruptcy trustee) whether voluntarily or involuntarily, without the receipt of the prior written consent of the other Party, and any attempted or purported assignment in violation of this Section 11.7 will be null and void; provided that the Reinsurer may retrocede to any other reinsurers any portion of the liabilities assumed by the Reinsurer under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. Section 11.8. Further Assurances. Each Party agrees to cooperate fully with the other Party and to execute such further instruments, agreements, powers of attorney or other documents and to give such further written assurance as may be reasonably requested by any

20 other Party to evidence, reflect and effectuate the transactions described and contemplated hereby and to carry into effect all the intents and purposes of this Agreement. Section 11.9. Governing Law. This Agreement and its enforcement will be governed by, and interpreted in accordance with, the laws of the State of Michigan applicable to agreements made and to be performed entirely within such state without regard to the conflicts of law provisions thereof. Section 11.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by scanned image or other electronic means, including files in .pdf or .jpeg or generally recognized e-signature technology (e.g., DocuSign or Adobe Acrobat Sign) intended to preserve the original graphic or pictorial appearance of a document. Section 11.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable. Section 11.12. Tax Matters. (a) Each of the Ceding Company and the Reinsurer is subject to taxation under Subchapter L of Chapter 1 of Subtitle A of the Code. The Ceding Company and the Reinsurer hereby elect pursuant to Section 1.848-2(g)(8) of the Treasury Regulations to determine specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code (the “Election”). Each of the Ceding Company and the Reinsurer agrees that (i) the Election shall be effective for the taxable year of each Party that includes the date of the Agreement and for all subsequent taxable years during which this Agreement remains in effect and (ii) it shall take no action to revoke the Election. (b) The terms used in this Section 11.12 are defined by reference to Section 1.848-2 of the Treasury Regulations in effect as of the date of this Agreement. (c) Each Party agrees to attach to its U.S. federal income Tax return filed for the first taxable year ending after the Election becomes effective (and each year thereafter) a schedule that identifies this Agreement as the subject of the Election, and each Party agrees that it shall file its respective U.S. federal income Tax returns in a manner consistent with the provisions of Treasury Regulations Section 1.848-2. The Party with the net positive consideration under this Agreement for each taxable year shall capitalize specified policy

21 acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code. (d) To ensure consistency of reporting between the Parties or as otherwise required by the Internal Revenue Service, the Parties agree to exchange information pertaining to the amount of net consideration deemed to be paid pursuant to this Agreement. The Ceding Company shall submit to the Reinsurer by May 15 each year its calculation of the amount of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement that the Ceding Company will report such amount of net consideration in its tax return for the preceding calendar year. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) calendar days of Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer’s Tax return for the previous calendar year. If the Reinsurer contests the Ceding Company’s calculation of the net consideration, the Parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) calendar days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each Party shall report such amount in their respective Tax returns for the previous calendar year. If the Ceding Company and the Reinsurer do not reach agreement on the calculation of net consideration with such thirty (30) calendar day period, then the net consideration for the preceding calendar year shall be determined by an independent accounting firm, selected by the Ceding Company and reasonably acceptable to the Reinsurer, within twenty (20) calendar days after the expiration of such thirty (30) calendar day period. All fees and expenses relating to the work performed by the independent accounting firm shall be shared equally between the Ceding Company and the Reinsurer. Section 11.13. Tax Forms. On or before the date hereof, and at such times as the Ceding Company may reasonably request, the Reinsurer shall provide to the Ceding Company a properly executed IRS Form W-9, in form and substance satisfactory to the Ceding Company, certifying the Reinsurer’s Employer Identification Number and that the Reinsurer is not subject to U.S. federal backup withholding. Section 11.14. Survival. Upon termination of this Agreement for any reason whatsoever, the obligations, terms or conditions set forth in Article VI, Section 11.3 and Section 11.12 shall survive such termination. Section 11.15. Territories. This Agreement covers any territory in which (a) any Reinsured Contracts are issued or sold, (b) any Contract Owner, annuitant, insured or beneficiary of any Reinsured Contracts is located or (c) there is any claim relating to any Reinsured Liabilities, or otherwise arising under this Agreement. Section 11.16. OFAC Exclusion. Neither the Ceding Company nor the Reinsurer shall be required to take any action under this Agreement that would result in it being in violation of any OFAC Laws, including making any payments in violation of OFAC Laws. Should either Party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment has been made in violation of any OFAC Law, the Party who first becomes aware of the

22 violation of OFAC Laws shall promptly notify the other Party and the Parties shall reasonably cooperate in order to take all reasonably necessary corrective actions. [The remainder of this page is intentionally left blank.]

[Signature Page to Payout Annuities Coinsurance Agreement] IN WITNESS WHEREOF, the Parties hereby execute this Agreement as of the date first set forth above. JACKSON NATIONAL LIFE INSURANCE COMPANY By: Name: Craig A. Anderson Title: SVP & Controller BROOKE LIFE REINSURANCE COMPANY By: Name: Don W. Cummings Title: EVP & Chief Financial Officer

24 Schedule 5.1 Form of Quarterly Settlement Reports [Date] I Amounts Due Ceding Company A Reinsured Liabilities $ - B Expense Allowance - Total Amount Due to Ceding Company $ - Quarterly Settlement Amount - Balance Due to/(from) Reinsurer and due (to)/from Ceding Company $ -

25 Schedule 8.4(a)(i) Form of Terminal Settlement Statement [Termination Date] I Amounts Due Ceding Company - Terminal Settlement Period A Reinsured Liabilities $ - B Expense Allowance - Total Amount Due to Ceding Company $ - Terminal Settlement Balance Due to/(from) Reinsurer and due (to)/from Ceding Company $ -

26 Schedule 8.4(a)(ii) Form of Recapture Payment Statement [Recapture Effective Date] I Amounts Due to Reinsurer - Recapture Payment A Pro-Rated Ceding Commission $ - Total Amount Due to Reinsurer $ - II Amounts Due Ceding Company - Recapture Payment A Statutory Reserves + IMR as of Termination Date $ - Total Amount Due to Ceding Company $ - Recapture Payment Amount Balance Due to/(from) Reinsurer and due (to)/from Ceding Company $ -

27 Exhibit A Reinsured Contracts [See attached]

28 Exhibit B Expense Allowance The Expense Allowance payable by the Reinsurer to the Ceding Company with respect to each Quarterly Settlement Period shall be calculated in accordance with the following formula (as such amounts or components hereof may be adjusted as mutually agreed by the Parties from time to time): • an annual dollar amount mutually agreed between the Parties in respect of each Reinsured Contract (which dollar amount shall be determined prior to, and effective on, January 1st of each year after the Effective Time) divided by four (4). In determining the mutually agreed Expense Allowance calculation, the Parties acknowledge that the intent is for the Expense Allowance to cover the actual anticipated costs of the Ceding Company in respect of the administration of the Reinsured Contracts.